UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2025

Quality Industrial Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-56239	35-2675388
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

505 Montgomery Street San Francisco, CA	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) -706-0806

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	QIND	OTCID

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2025, the Board of Directors of the Company approved a strategic realignment of its executive leadership and board composition, effective immediately. As part of this planned transition, the Board approved several executive and director appointments. In connection with these appointments, certain officers and directors submitted their resignations, which became effective concurrently to facilitate the new leadership structure.

Appointment of Interim Chief Financial Officer and Director; Resignation of Chief Financial Officer

The Board appointed Mr. Carsten Kjems Falk as the Company’s Interim Chief Financial Officer and as a Director of the Company, effective August 28, 2025. Mr. Falk has served the Company in several senior executive roles since 2020 and brings extensive leadership experience across the SaaS, FMCG, and energy sectors.

In connection with Mr. Falk’s appointment, Mr. Krishnan Krishnamoorthy resigned from his position as Chief Financial Officer, effective immediately. The resignation was not the result of any disagreement with the Company, its management, operations, policies, or practices. Mr. Krishnamoorthy has confirmed that he has no outstanding claims or obligations with respect to the Company.

Appointment of Chief Operating Officer; Resignation of Chief Operating Officer

The Board appointed Mr. Sanjeeb Safir as the Company’s Chief Operating Officer (“COO”), effective August 28, 2025. Mr. Safir has served since 2008 as Managing Director of Al Shola Al Modea Gas and Distribution LLC and currently oversees the Company’s operations in the Middle East region. Mr. Safir’s existing employment agreement remains unchanged and has been filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

To facilitate Mr. Safir’s appointment, Mrs. Louise Bennett resigned from her position as COO, effective immediately. The resignation was not the result of any disagreement with the Company, its operations, or policies. Pursuant to a pre-agreed arrangement, the Company has agreed to pay Mrs. Bennett approximately $60,000 in accordance with a defined payment schedule.

Appointment of Chairman and Director; Resignation of Chairman and Director

The Board appointed Mr. Frederico Figueira de Chaves as Chairman of the Board of Directors and as a Director of the Company, effective August 28, 2025. Mr. Chaves currently serves as Interim Chief Financial Officer and Director of Fusion Fuel Green PLC (“Fusion Fuel”). He has previously served in multiple senior leadership roles at Fusion Fuel, including Chief Executive Officer and Chief Financial Officer.

In connection with Mr. Chaves’s appointment, Mr. Nicolas Link resigned as Chairman of the Board and Director of the Company, effective immediately. The resignation was not the result of any disagreement with the Company, its management, operations, policies, or practices. Pursuant to a pre-agreed arrangement, the Company has agreed to pay Mr. Link approximately $255,000 over a defined payment schedule.

Appointment of Director

The Board of Directors also appointed Mr. John-Paul Backwell as a Director of the Company, effective August 28, 2025. Mr. Backwell currently serves as the Company´s Chief Executive Officer and as Chief Executive Officer of Fusion Fuel Green PLC, the Company´s majority shareholder. He brings over 25 years of leadership experience in the manufacturing, technology, and energy industries.

Mr. Falk, Mr. Safir, Mr. Chaves, and Mr. Backwell have no family relationships with any current director, executive officer, or nominee of the Company, as defined under Item 401(d) of Regulation S-K.

There are no transactions between the Company and Mr. Falk, Mr. Safir, Mr. Chaves, or Mr. Backwell that require disclosure under Item 404(a) of Regulation S-K.

SECTION 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Employment Agreement by and between Quality Industrial Corp. and Sanjeeb Safir
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quality Industrial Corp.

/s/ John-Paul Backwell

John-Paul Backwell
Chief Executive Officer
Date: September 4, 2025

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